Exhibit 5.2

Dewey & LeBoeuf LLP 1 Minster Court Mincing Lane London EC3R 7YL DX:520 London/City

Aviva plc

St. Helen’s

1 Undershaft

London EC3P 3DQ

England

22 November 2011

Ladies and Gentlemen:

We have received instructions and participated in discussions with Aviva plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A attached hereto (the “Debt Securities”) pursuant to the subordinated indenture dated 21 November 2011 between the Company and Law Debenture Trust Company of New York (the “Trustee”) (as supplemented and amended by a supplemental indenture, of the same date and in relation to the Debt Securities, between the Company and the Trustee) (the “Subordinated Indenture”).

For the purposes of this opinion, we have only examined copies of the following documents:

(a)           the Subordinated Indenture;

(b)           a copy of the global security representing the Debt Securities upon issue;

(c)           the Registration Statement on Form F-3 dated 16 November 2011 filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Debt Securities, which, for the avoidance of doubt, includes the prospectus relating thereto (the “Prospectus”); and

(the Registration Statement, Subordinated Indenture and the Debt Securities together referred to as the “Documents”).

(d)           a certificate dated 22 November 2011 of the Company Deputy Secretary (the “Secretary’s Certificate”) having annexed thereto:

(i)            a copy of the Memorandum and Articles of Association of the Company

Dewey & Leboeuf LLP is a limited liability partnership registered in England and Wales under number OC355432 and is a law firm authorised and regulated by the Solicitors Regulation Authority.  We use the word ‘partner’ to refer to a member of the LLP, or an employee or consultant who is a lawyer with equivalent standing and qualifications. A list of the members of Dewey & Leboeuf LLP is available for inspection at the registered office above, together with a list of those non-members who are designated as partners.

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certified by the Company Deputy Secretary as a true, complete and up to date copy;

(ii)           a copy of the extract of the minutes of a meeting of the board of directors of the Company held on 10 November 2011 evidencing the resolutions passed by the board of directors at such meeting and a copy of the extract of the minutes of the meeting of a committee of the board of directors of the Company held on 14 November 2011 evidencing the resolutions passed by the committee at such meeting, certified by the Company Deputy Secretary as a true and up to date copy;

(iii)          a certificate of an officer of the Company dated 22 November 2011 authorising the Notes (together with the Secretary’s Certificate, the “Certificates”).

Terms defined in the Subordinated Indenture shall have the same meanings when used in this opinion.

Our opinion is limited to English law as currently applied by the English courts and is given on the basis that:

(a)           the opinion will be governed by and construed in accordance with English law as applied by the English courts at today’s date; and

(b)           each party has made its own independent decision to enter into the Documents and as to whether the Documents are appropriate and proper for it based on its own judgement.

We express no opinion herein with regard to any other system of law.  In particular, we have made no investigation of the laws of the State of New York or the federal laws of the United States, we do not express or imply any opinion on such laws, and our opinion is subject to the effect of such laws.

We have assumed:

(i)            that the documents reviewed and relied upon in giving this opinion are true and correct copies of the original documents;

(ii)           that all signatures on the executed documents which, or copies of which, we have examined are genuine and that the persons executing such documents have the legal capacity to execute such documents;

(iii)          the capacity, power and authority of each of the parties (other than the Company) to execute, deliver and perform its obligations under the Subordinated Indenture;

(iv)          that the persons identified as officers are actually serving as such and that any certificates representing the Debt Securities will be properly executed by any one or more such persons;

(v)           the accuracy and completeness of all statements made in the Certificates and the documents referred to therein and that such certificates and statements remain true, accurate and complete as at the date of this opinion and as at each date on which Debt Securities are, from time to time, issued;

(vi)          that the extract of the minutes of the meeting of the board of directors held on 10 November 2011 and the extract of the minutes of the meeting of the committee of the board of directors of the Company held on 14 November 2011, are true records of the proceedings described therein of a duly convened, constituted and quorate meeting of the Company’s board of directors and of a duly convened, constituted and quorate meeting of the committee of the board of directors, respectively, and that the authorisations given and the resolutions passed at such meetings have not subsequently been rescinded, revoked, amended or superseded;

(vii)         that the copy of the Memorandum and Articles of Association of the Company examined by us is complete and up to date and would, if issued today, comply, with respect to the Articles of Association, with section 36 of the Companies Act 2006;

(viii)        that the directors of the Company in authorising the filing of the Registration Statement and  the execution and delivery of and performance of the Company’s obligations under the Subordinated Indenture and the Debt Securities, have exercised all their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company in force at the applicable time;

(ix)           that no law nor public policy of any jurisdiction outside England would render the execution or delivery of the Subordinated Indenture or the Debt Securities illegal or ineffective and that, insofar as any obligation under the Subordinated Indenture is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law or public policy of that jurisdiction;

(x)            that the Debt Securities will, upon issue, be duly executed, delivered and authenticated in accordance with the provisions of the Subordinated Indenture and will not be inconsistent with any applicable prospectus supplement;

(xi)           that (a) the information disclosed by our online searches on 22 November 2011 of the Companies House register and by telephone of the Companies Court Central Registry of Winding Up Petitions in London on 22 November 2011 in relation to the Company (the “Searches”), was then complete, up to date and accurate and has not since then been altered or added to and (b) those Searches did not fail to disclose any information relevant for the purpose of this opinion;

(xii)          that none of the parties to the Subordinated Indenture and Registration Statement has taken or will take any action in relation to the Subordinated Indenture, Registration Statement or Debt Securities (a) which constitutes carrying on, or purporting to carry on, a regulated activity in the United Kingdom in contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) (within the meaning of the FSMA) or (b) in consequence of anything said or done by a person in the course of carrying on or purporting to carry on a regulated activity (within the meaning of the FSMA) in the United Kingdom in contravention of that Section;

(xiii)        that no amendment has been made to the Subordinated Indenture or to the Registration Statement as filed on 16 November 2011, and that there are no agreements or arrangements in existence or contemplated involving the Company that in any way amend, add to or vary the matters set forth in the Subordinated Indenture, Registration Statement and the Debt Securities, or otherwise impact upon the opinion expressed in this opinion;

(xiv)        that the Subordinated Indenture and Debt Securities have not been terminated at the date of this opinion, and are not subject to or affected by any fraud or mutual mistake of fact or law, and that the Subordinated Indenture and Debt Securities will be entered into (i) in the best interest of the parties thereto; and (ii) in good faith for bona fide commercial reasons and on arm’s length terms by each of the parties to it;

(xv)         that (except so far as permitted by section 21 of the FSMA or applicable regulations or rules made under the FSMA) no agreement to engage in investment activity (within the meaning of section 21(8) of the FSMA) in connection with any of the Subordinated Indenture, Registration Statement or Debt Securities has been or will be entered into;

(xvi)        that none of the Debt Securities have been or will be offered or sold to persons in the United Kingdom except in circumstances that will not result in an offer to the public in the United Kingdom contrary to section 85(1) of the FSMA;

(xvii)       that any party to the Subordinated Indenture, which is subject to the supervision of any regulatory authority in the United Kingdom, has complied and will comply with all the requirements of such regulatory authority in connection with the issue, offer and sale of the Debt Securities;

(xviii)      that the Subordinated Indenture (except Article 12 thereof) and the Debt Securities constitute valid, binding and enforceable obligations of the parties thereto under the laws of the State of New York and that the Subordinated Indenture (except Article 12 thereof) and the Debt Securities have the same meaning and effect as they would have if they were governed by English law; and

(xix)        that each of the parties to the Subordinated Indenture has complied and will comply with all applicable provisions of the FSMA and orders and rules made thereunder with respect to anything done by them in relation to the Subordinated Indenture, Registration Statement and the Debt Securities or the transactions contemplated thereby, in each case in, from or otherwise involving the United Kingdom (including, without limitation, section 19 (General Prohibition) and section 21 (Restrictions on Financial Promotion) of the FSMA.

Based upon and subject to the foregoing and the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.     the Company is a public limited company which has been duly incorporated and is validly existing under the laws of England;

2.     the Company has the corporate power, legal capacity and authority to execute, deliver and perform its obligations under the Subordinated Indenture;

3.     all necessary corporate action required under the Company’s Memorandum and Articles of Association has been taken by the Company to authorise the execution and delivery of the Subordinated Indenture and the Debt Securities (up to a maximum amount of U.S.$750 million in aggregate principal amount (or the equivalent thereof if any of the Debt Securities are denominated in a foreign currency) and the exercise of its rights and performance of its obligations thereunder;

4.     the obligations assumed by the Company under Article 12 of the Subordinated Indenture constitute its legally binding, valid and enforceable obligations;

5.     the choice of English law as the governing law of Article 12 of the Subordinated Indenture will be recognised and given effect by the courts of England and Wales;

6.     the execution and delivery of the Subordinated Indenture by the Company and the exercise of its rights and the performance of its obligations thereunder:

(a)   are not prohibited by any law or regulation applicable to English companies generally or by the Memorandum or Articles of Association of the Company; and

(b)   do not require, under any law or regulation applicable to English companies generally, any order, permission, authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England; and

7.     the choice of the law of the State of New York as the governing law of the Subordinated Indenture (except for the provisions set out in Article 12 of the Subordinated Indenture) is a valid choice of law.

This opinion is given solely in connection with the issue of the Debt Securities and is not be used for any other purpose and applies to those facts and circumstances which exist at the date of this opinion and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances, which may subsequently come to our attention or to inform you of any change in circumstances happening after the date of this opinion.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Dewey & LeBoeuf LLP, dated the date hereof, regarding certain matters under the laws of the state of New York and Federal law of the United States.

Our qualifications are as follows:

(A)          The term “enforceable” means that a document is of a type and form enforced by the English courts.  It does not mean that each obligation will be enforced in accordance with its terms.  Certain rights and obligations of the Company may be qualified by doctrines of good faith and fair conduct, the availability of equitable remedies, limitations of actions, set off or counterclaim and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect. Where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the law, or contrary to the exchange control regulations or public policy, of the other jurisdiction.

(B)           No opinion is expressed in relation to any document referred to in the Subordinated Indenture, save for the Debt Securities, or any other document other than the Subordinated Indenture and the Debt Securities.

(C)           Without limiting any other assumption, qualification or reservation made in this opinion, we have not investigated whether the Company is or will, by reason of the execution of, or the transactions contemplated by, the Subordinated Indenture and the Debt Securities, or any documents referred to in or associated with the Subordinated Indenture and the Debt Securities, be in breach of its obligations under any licence, authorisation, consent, agreement, instrument or document.

(D)          We assume compliance, and we express no opinion as to compliance or otherwise, with the financial limitations on borrowings by the Company (if any) contained in the Company’s Articles of Association as at the date hereof.

(E)           If an English court assumes jurisdiction:

(i)            it would not apply the laws of the State of New York if:

(a)               the laws of the State of New York were not pleaded and proved;

(b)               to do so would be contrary to English public policy or mandatory rules of English law; or

(c)               to do so would give effect to a foreign penal, revenue or other public law; and

(ii)           it may have regard to the law of the place of performance of any obligation under the Subordinated Indenture, which is to be performed outside England and Wales.  It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.

(G)           There is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities predicated solely upon the federal securities laws of the United States.

(H)         Law relating to insolvency, liquidation, administration or other laws or procedures affecting generally the enforcement of creditor’s rights may affect the obligations of the Company under the Subordinated Indenture or the Debt Securities and the remedies available.

(I)           Whilst in the event of any proceeding being brought in English court applying English law in respect of any monetary obligation expressed to be payable in a currency other than sterling, an English court would have power to give judgment expressed as an order to pay such currency, it may decline to do so in its discretion, and an English court may not enforce the benefit of a currency conversion or indemnity clause and, with respect to bankruptcy, insolvency, liquidation, moratorium, reorganisation, reconstruction or similar proceedings, English law may require that all claims or debts are converted into sterling at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding up.

(J)          Any provision for additional interest to be paid on overdue amounts may amount to an irrecoverable penalty.

(K)         Proceedings in the English courts may be set aside if earlier proceedings have been commenced elsewhere.

(L)          An English court may not recognise or uphold the express choice of English law to govern Article 12 of the Indenture and non-contractual obligations arising out of or in connection with them where doing so would be inconsistent with Regulation (EC) No.593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I) (OJ 2008, L177/6), The Law Applicable to Contractual Obligations (England and Wales and Northern Ireland) Regulations (SI 2009/3064) and Regulation (EC) No.864/2007 of the European Parliament and of the Council of 11 July 2007 on the law applicable to non-contractual obligations (Rome II) (OJ 2007, L199/40) or The Law Applicable to Non-Contractual Obligations (England and Wales and Northern Ireland) Regulations (SI 2008/2986).

(M)        We have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Registration Statement and/or the Prospectus (including any amendments or supplements thereto) or whether any material facts have been omitted from any of them.  Accordingly, we express no opinion as to whether the Registration Statement and/or Prospectus (or any part thereof) contain(s) all the information required to be contained in any of them or whether the persons responsible for the Registration Statement and/or Prospectus have discharged their obligations in relation to the information contained in or disclosed by the Registration Statement and/or Prospectus.

(N)         The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or any of its assets.  For example, information required to be filed with the Registrar of Companies at Companies House or the Central Registry of Winding-Up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Company’s Registration Statement without admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or Prospectus, including this exhibit.

Yours faithfully

/s/ Dewey & LeBoeuf LLP
London

Annex A

Title of Notes	Date of Issue
$400,000,000 8.25% Capital Securities due 1 December 2041	22 November 2011